EXHIBIT 16.1


                          SCHUMACHER & ASSOCIATES, INC.
                          Certified Public Accountants
                           2525 15th Street, Suite 3H
                                Denver, CO 80211
                        (303) 480-5037 FAX (303) 480-5038


September 12, 2008


United States Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N. W.
Washington D.C. 20549

Re:      Britton International, Inc.

Dear Sirs/Madams:

The undersigned Schumacher & Associates, Inc. previously acted as independent accountants to audit the financial statements of Britton International, Inc. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Britton International, Inc.'s statements included under Item 4 of its Form 8-K dated September 12, 2008, and we agree with such statements as they relate to us, except that we have no basis to agree or disagree with the statement regarding the board's approval to dismiss our firm, and with the other statements of the Company in the remainder of the Current Report on Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,



/s/ SCHUMACHER & ASSOCIATES, INC.
_________________________________
    Schumacher & Associates, Inc.